ANESIVA STOCKHOLDERS APPROVED MERGER WITH ARCION THERAPEUTICS BUT MERGER REMAINS CONTINGENT ON OTHER CLOSING CONDITIONS

SOUTH SAN FRANCISCO, CA, December 8, 2009 - Anesiva, Inc. (Nasdaq: ANSV) announced today that the stockholders of Anesiva approved the merger with Arcion Therapeutics, Inc. ("Arcion") during its December 3, 2009 shareholder meeting.  In connection with the merger, Anesiva stockholders also approved a one-for-forty reverse stock split, which will be effected upon the close of the merger.

Closure of the merger remains contingent upon Anesiva achieving multiple other closing conditions, including: i) working with creditors to settle total outstanding trade payables at $3.5 million or less; ii) resolution on all of its on-going litigation in a manner satisfactory to Arcion; and iii) financing the company by selling new shares of its common stock resulting in gross cash proceeds of at least $20.0 million. On August 5, 2009, Anesiva filed with the Securities and Exchange Commission (the "SEC") on Form 8-K a definitive Agreement and Plan of Merger with Arca Acquisition Corporation, a wholly owned subsidiary of Anesiva, Arcion and, with respect to Articles V and IX only, each of the Arcion stockholders listed on Schedule I thereto (the "Merger Agreement") detailing all of the closing conditions.  The Merger Agreement requires that all of the conditions be achieved by December 31, 2009.

About Anesiva

Anesiva seeks to be a leader in the development and commercialization of novel pharmaceutical products for pain management. Anesiva's lead product candidate is Adlea, a novel small molecule formulation of capsaicin that is currently in development for the management of acute pain following orthopedic surgeries. Adlea has been shown in clinical trials to provide extended pain relief after only a single administration in multiple indications for site-specific, acute and chronic, moderate-to-severe pain.

About Arcion

Arcion Therapeutics applies breakthroughs in neuroscience to advance the treatment of chronic pain. The company focuses on innovative topical treatments to provide pain relief with convenient application and reduced systemic side effects. Arcion's product pipeline comprises multiple candidates to treat neuropathic pain.

Forward-Looking Statements

Except for historical information, this press release may be deemed to contain "forward-looking" statements. Words such as "seek" and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include statements regarding expectations as to the completion of the merger and the implementation of the reverse stock split, forecasts of product development and other matters that involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release. The forward-looking statements contained herein involve risks and uncertainties that could cause actual results to differ materially from those referred to in the forward-looking statements. Such risks include, but are not limited to, the ability of the parties to the merger to satisfy the conditions to closing specified in the Merger Agreement; the risk of whether certain market segments grow as anticipated; clinical trial results; the competitive environment in the biotechnology industry; and whether Anesiva can successfully develop new products and the degree to which these gain market acceptance as well as other risks detailed from time to time in Anesiva's filings with the SEC, including Anesiva's most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2008, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K as filed with the SEC. Anesiva expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the company's expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.